Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kurt C. Hall, Gary W. Ferrera and Ralph E. Hardy and each of them singly, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign this Registration Statement on Form S-1 for the registration of shares of the common stock of National CineMedia, Inc. and any and all amendments (including post-effective amendments) and additions to this Registration Statement on Form S-1 relating to the offering contemplated hereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/S/ KURT C. HALL Kurt C. Hall	President, Chief Executive Officer and Chairman (Principal Executive Officer)	October 12, 2006

/S/ GARY W. FERRERA Gary W. Ferrera	Chief Financial Officer (Principal Financial and Accounting Officer)	October 12, 2006

/S/ MICHAEL L. CAMPBELL Michael L. Campbell	Director	October 12, 2006

/S/ PETER C. BROWN Peter C. Brown	Director	October 12, 2006

/S/ LEE ROY MITCHELL Lee Roy Mitchell	Director	October 12, 2006